NEWS RELEASE For More Information: Heather J. Wietzel • SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

ProAssurance Reports Results for Fourth Quarter and Full-Year 2024
BIRMINGHAM, AL – February 24, 2025 – ProAssurance Corporation (NYSE: PRA), an industry-leading specialty insurer with extensive expertise in medical professional liability and a core small-cap value equity in the financials sector, today reported net income of $16.2 million, or $0.31 per diluted share, and operating income(1) of $18.3 million, or $0.36 per diluted share, for the three months ended December 31, 2024. For full-year 2024, ProAssurance reported net income of $52.7 million, or $1.03 per diluted share, and operating income(1) of $48.6 million, or $0.95 per diluted share.
Fourth Quarter 2024(2) Highlights
•Specialty P&C segment combined ratio(1) of 100.9% demonstrates another quarter of progress from management’s ongoing actions focused on achieving sustained profitability
•Net investment income increased 9% as we take advantage of the current interest rate environment as the portfolio matures
•Earnings benefited from solid returns from limited partnership investments (reported as equity in earnings of unconsolidated subsidiaries)
•Book value per share was $23.49 at December 31, 2024, up $1.67 from $21.82 at year-end 2023 due to net income of $53 million for 2024 as well as after-tax unrealized holding gains of $26 million from our fixed maturity portfolio; non-GAAP adjusted book value per share(1) rose to $26.86 from $25.83
(1) Represents a Non-GAAP financial measure that excludes certain items that are not indicative of the performance of our ongoing core operations, including net investment gains and losses, foreign currency exchange rate gains and losses, and results of non-core operations. Non-core operations include the net results from our previous participation in Lloyd's Syndicates operations, which is currently in run-off. See a reconciliation of the Non-GAAP financial measure to its GAAP counterpart under the heading “Non-GAAP Financial Measures” that follows.
(2) Comparisons are to the fourth quarter of 2023 unless otherwise noted.
Management Commentary & Results of Operations
“The ongoing core operations in our Specialty P&C segment delivered a full-year combined ratio(1) of 104.0%, including net favorable prior accident year reserve development of 5.9 points,” said Ned Rand, President and Chief Executive Officer of ProAssurance. He added, “This segment, which is largely made up of our Medical Professional Liability line of business, represents more than 75% of total earned premium. We believe we are ahead of many in this space in achieving rate levels that put us on track to outpace severity trends that remain challenging.
“Specialty P&C renewal premium increases of 8% this quarter are part of the cumulative +65% premium change we have accomplished since 2018,” Rand added. “We continue to forgo renewal and new business opportunities that we believe do not meet our expectation of rate adequacy in the current loss environment, although retention for the Specialty P&C segment was a solid 84% for 2024, including 87% for our standard physicians Medical Professional Liability book of business. In this loss environment, we will continue to focus on our targeted healthcare market segments with disciplined claims management and underwriting.”
Rand noted, “We are confident that the cyclical insurance markets we have served for many years will respond to our efforts. However, before turning our focus to growth, we believe it is prudent to continue to shrink in some areas where market conditions remain a headwind, which will help us reach our target for long-term sustained profitability across all business segments.”
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CONSOLIDATED INCOME STATEMENT HIGHLIGHTS
Selected consolidated financial data for each period is summarized in the table below.
	Three Months Ended December 31			Year Ended December 31
($ in thousands, except per share data)	2024	2023	Change	2024	2023	Change
Revenues
Gross premiums written(1)	$207,673	$208,795	(0.5%)	$1,050,867	$1,082,279	(2.9%)
Net premiums written	$188,545	$195,016	(3.3%)	$953,675	$985,994	(3.3%)
Net premiums earned	$241,074	$247,329	(2.5%)	$968,250	$977,397	(0.9%)
Net investment income	36,811	33,705	9.2%	144,538	128,419	12.6%
Equity in earnings (loss) of unconsolidated subsidiaries	5,820	1,341	334.0%	22,203	6,791	226.9%
Net investment gains (losses)(2)	(3,243)	10,672	(130.4%)	1,903	13,828	(86.2%)
Other income (expense)(1)	9,638	3,913	146.3%	13,510	10,777	25.4%
Total revenues(1)	290,100	296,960	(2.3%)	1,150,404	1,137,212	1.2%
Expenses
Net losses and loss adjustment expenses	182,410	195,248	(6.6%)	739,435	800,494	(7.6%)
Underwriting, policy acquisition and operating expenses(1)	80,927	81,965	(1.3%)	319,339	300,744	6.2%
SPC U.S. federal income tax expense (benefit)	724	278	160.4%	1,766	1,629	8.4%
SPC dividend expense (income)	1,965	3,064	(35.9%)	4,444	6,234	(28.7%)
Interest expense	5,339	6,672	(20.0%)	22,342	23,150	(3.5%)
Goodwill impairment	—	—	nm	—	44,110	nm
Total expenses(1)	271,365	287,227	(5.5%)	1,087,326	1,176,361	(7.6%)
Income (loss) before income taxes	18,735	9,733	92.5%	63,078	(39,149)	261.1%
Income tax expense (benefit)	2,566	3,356	(23.5%)	10,334	(545)	1,996.1%
Net income (loss)	$16,169	$6,377	153.6%	$52,744	$(38,604)	236.6%
Non-GAAP operating income (loss)(3)	$18,268	$(2,765)	760.7%	$48,592	$(9,014)	639.1%
Weighted average number of common shares outstanding
Basic	51,156	50,969		51,097	52,642
Diluted	51,411	51,153		51,266	52,788
Earnings (loss) per share
Net income (loss) per diluted share	$0.31	$0.12	$0.19	$1.03	$(0.73)	$1.76
Non-GAAP operating income (loss) per diluted share	$0.36	$(0.05)	$0.41	$0.95	$(0.17)	$1.12
(1) Consolidated totals include inter-segment eliminations. The eliminations affect individual line items only and have no effect on net income (loss). See Note 16 of the Notes to Consolidated Financial Statements in our December 31, 2024 report on Form 10-K for amounts by line item.
(2) This line item typically includes both realized and unrealized investment gains and losses, investment impairments losses, and the change in the fair value of the contingent consideration in relation to the NORCAL acquisition. Detailed information regarding the components of net investment gains (losses) are included in Note 3 of the Notes to Consolidated Financial Statements in our December 31, 2024 report on Form 10-K.
(3) See a reconciliation of net income (loss) to non-GAAP operating results under the heading “Non-GAAP Financial Measures” that follows.
The abbreviation “nm” indicates that the information or the percentage change is not meaningful.
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BALANCE SHEET HIGHLIGHTS
($ in thousands, except per share data)	December 31, 2024	December 31, 2023
Total investments	$4,367,427	$4,349,781
Total assets	$5,574,273	$5,631,925
Total liabilities	$4,372,524	$4,519,945
Common shares (par value $0.01)	$638	$636
Retained earnings	$1,434,725	$1,381,981
Treasury shares	$(469,694)	$(469,702)
Shareholders’ equity	$1,201,749	$1,111,980
Book value per share	$23.49	$21.82
Non-GAAP adjusted book value per share(1)	$26.86	$25.83
(1) Adjusted book value per share is a Non-GAAP financial measure. See a reconciliation of book value per share to Non-GAAP adjusted book value per share under the heading “Non-GAAP Financial Measures” that follows.

CONSOLIDATED KEY RATIOS
	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Current accident year net loss ratio	80.4%	80.0%	80.5%	81.3%
Effect of prior accident years’ reserve development	(4.7%)	(1.1%)	(4.1%)	0.6%
Net loss ratio	75.7%	78.9%	76.4%	81.9%
Underwriting expense ratio	33.6%	33.1%	33.0%	30.8%
Combined ratio	109.3%	112.0%	109.4%	112.7%
Operating ratio	94.0%	98.4%	94.5%	99.6%
Return on equity(1)	5.3%	2.4%	4.6%	(3.5%)
Non-GAAP operating return on equity(1)(2)	6.0%	(1.0%)	4.2%	(0.8%)

Combined ratio, excluding Lloyd’s Syndicates Operations(3)	106.6%	112.2%	109.0%	113.0%
(1) Quarterly amounts are annualized. Refer to our December 31, 2024 report on Form 10-K under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

(2) See a reconciliation of ROE to Non-GAAP operating ROE under the heading “Non-GAAP Financial Measures” that follows.
(3) Our consolidated combined ratio as reported for the three months and year ended December 31, 2024 includes an underwriting loss of $6.3 million and $4.7 million, respectively, as compared to an underwriting loss of $0.2 million and underwriting income of $0.6 million for the same respective periods in 2023 within in our Specialty P&C segment associated with our Lloyd's Syndicates operations, which is currently in run-off. Further, underwriting results reflect our acceleration of certain aviation-related losses into the fourth quarter of 2024. Refer to our December 31, 2024 report on Form 10-K under the heading “Losses and Loss Adjustment Expenses” in the Segment Results - Specialty Property & Casualty section for details. Given these underwriting results are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP, we have excluded their impact from our calculation of the consolidated combined ratio in the table above.

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SPECIALTY P&C SEGMENT RESULTS

	Three Months Ended December 31			Year Ended December 31
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Gross premiums written	$161,561	$161,770	(0.1%)	$807,463	$835,430	(3.3%)
Net premiums written	$148,293	$154,636	(4.1%)	$737,502	$762,580	(3.3%)
Net premiums earned	$185,805	$193,611	(4.0%)	$747,942	$755,817	(1.0%)
Other income (expense)	1,015	1,589	(36.1%)	4,373	4,695	(6.9%)
Total revenues	186,820	195,200	(4.3%)	752,315	760,512	(1.1%)
Net losses and loss adjustment expenses	(143,924)	(148,620)	(3.2%)	(578,486)	(624,809)	(7.4%)
Underwriting, policy acquisition and operating expenses	(49,790)	(54,356)	(8.4%)	(203,207)	(195,303)	4.0%
Total expenses	(193,714)	(202,976)	(4.6%)	(781,693)	(820,112)	(4.7%)
Segment results	$(6,894)	$(7,776)	11.3%	$(29,378)	$(59,600)	50.7%

SPECIALTY P&C SEGMENT KEY RATIOS(1)
	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Current accident year net loss ratio	82.9%	78.0%	82.8%	83.5%
Effect of prior accident years’ reserve development	(8.7%)	(1.2%)	(5.9%)	(0.3%)
Net loss ratio	74.2%	76.8%	76.9%	83.2%
Underwriting expense ratio	26.7%	28.0%	27.1%	25.6%
Combined ratio	100.9%	104.8%	104.0%	108.8%
(1) Represents Non-GAAP financial measures. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Financial Measures” that follows.
ProAssurance is a leader in the competitive Medical Professional Liability market, which made up over 90% of Specialty P&C segment gross written premiums for the year ended December 31, 2024.
The combined ratio from the segment’s ongoing core operations improved 3.9 percentage points compared to last year’s fourth quarter, while the full-year combined ratio improved 4.8 percentage points. We are benefiting from our continued focus on price adequacy and disciplined underwriting as well as our ability to target segments within healthcare where there are opportunities to write business that we believe will meet our profitability objectives.
•Premiums: Renewal pricing remained strong at 8% for the quarter and 9% for the full-year while retention remained solid. New business was below last year for the quarter and the full-year as we focus on risk selection and pricing levels that support progress toward our profitability targets.
•Current accident year loss ratio: Underwriting and pricing actions taken over the past 12 months had a positive impact on both the fourth quarter and full year 2024 current accident year loss ratios for the Medical Professional Liability business. However, in the fourth quarter, that progress was overshadowed by a prior year decrease to our estimate of unallocated loss adjustment expenses, a year-over-year change in premiums ceded to reinsurers as well as recognition of loss severity trends in a few select jurisdictions.
•Net loss ratio: The full-year net loss ratio improved primarily because of the impact of 5.9 percentage points of favorable prior accident year reserve development. Reserve development was favorable for both the fourth quarter and full-year, largely reflecting favorable claims-closing trends in the Medical Professional Liability business.
•Underwriting expense ratio: The full year ratio rose 1.5 percentage points largely due to higher compensation costs. However, the fourth-quarter underwriting expense ratio improved over last year’s fourth quarter due to an adjustment in the prior year quarter for full year unallocated loss adjustment expenses, with no impact to our combined ratio.
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WORKERS’ COMPENSATION INSURANCE SEGMENT RESULTS

	Three Months Ended December 31			Year Ended December 31
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Gross premiums written	$46,112	$47,033	(2.0%)	$243,404	$246,857	(1.4%)
Net premiums written	$29,559	$28,005	5.5%	$166,223	$162,285	2.4%
Net premiums earned	$42,918	$38,328	12.0%	$167,610	$160,034	4.7%
Other income (expense)	403	289	39.4%	1,887	1,854	1.8%
Total revenues	43,321	38,617	12.2%	169,497	161,888	4.7%
Net losses and loss adjustment expenses	(32,503)	(37,508)	(13.3%)	(128,483)	(139,322)	(7.8%)
Underwriting, policy acquisition and operating expenses	(17,990)	(14,139)	27.2%	(61,999)	(55,061)	12.6%
Total expenses	(50,493)	(51,647)	(2.2%)	(190,482)	(194,383)	(2.0%)
Segment results	$(7,172)	$(13,030)	45.0%	$(20,985)	$(32,495)	35.4%

WORKERS’ COMPENSATION INSURANCE SEGMENT KEY RATIOS
	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Current accident year net loss ratio	77.0%	97.9%	77.0%	81.3%
Effect of prior accident years’ reserve development	(1.3%)	—%	(0.3%)	5.8%
Net loss ratio	75.7%	97.9%	76.7%	87.1%
Underwriting expense ratio	41.9%	36.9%	37.0%	34.4%
Combined ratio	117.6%	134.8%	113.7%	121.5%
ProAssurance is a specialty regional underwriter of workers’ compensation products and services. The Workers’ Compensation Insurance segment combined ratio improved 17.2 percentage points compared to the fourth quarter of 2023 and improved 7.8 percentage points for the full year.
•Premiums: Higher audit premiums were the primary reason for the increase in net written premiums for the quarter and year. We continue to carefully manage our underwriting appetite due to market conditions. Retention in the fourth quarter was 83% although we saw improved renewal pricing. New business in our traditional book was $3.0 million, down from $5.0 million in last year’s fourth quarter.
•Net loss ratio: Current accident year net loss ratio of 77.0% for the fourth quarter and full year improved 4.3 percentage points from 81.3% for full-year 2023. We continue to observe and reflect the higher medical loss cost trends that we initially saw in the second half of 2023, although they have begun to moderate this year. Fourth quarter and full year net favorable prior accident year reserve development was $0.5 million. In 2023, the segment strengthened reserves due to the higher than expected loss trends observed at that time.
•Underwriting expense ratio: The segment underwriting expense ratio rose 5.0 percentage points from the prior year fourth quarter and 2.6 percentage points for the full year, largely due to an adjustment in ceding commissions charged to our segregated portfolio cells relating to prior periods as well as higher compensation costs.

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SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT RESULTS
	Three Months Ended December 31			Year Ended December 31
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Gross premiums written	$12,437	$14,335	(13.2%)	$57,904	$70,259	(17.6%)
Net premiums written	$10,693	$12,375	(13.6%)	$49,950	$61,129	(18.3%)
Net premiums earned	$12,351	$15,390	(19.7%)	$52,698	$61,546	(14.4%)
Net investment income	921	664	38.7%	3,608	2,289	57.6%
Net investment gains (losses)	42	1,850	(97.7%)	2,369	3,680	(35.6%)
Other income (expense)	18	2	800.0%	19	5	280.0%
Net losses and loss adjustment expenses	(5,983)	(9,120)	(34.4%)	(32,466)	(36,363)	(10.7%)
Underwriting, policy acquisition and operating expenses	(3,959)	(5,213)	(24.1%)	(18,063)	(20,457)	(11.7%)
SPC U.S. federal income tax (expense) benefit(1)	(724)	(278)	160.4%	(1,766)	(1,629)	8.4%
SPC net results	2,666	3,295	(19.1%)	6,399	9,071	(29.5%)
SPC dividend (expense) income (2)	(1,965)	(3,064)	(35.9%)	(4,444)	(6,234)	(28.7%)
Segment results (3)	$701	$231	203.5%	$1,955	$2,837	(31.1%)
(1) Represents the provision for U.S. federal income taxes for SPCs at Inova Re, which have elected to be taxed as a U.S. corporation under Section 953(d) of the Internal Revenue Code. U.S. federal income taxes are included in the total SPC net results and are paid by the individual SPCs.

(2) Represents the net (profit) loss attributable to external cell participants.
(3) Represents our share of the net profit (loss) and OCI of the SPCs in which we participate.

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT KEY RATIOS
	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Current accident year net loss ratio	58.1%	68.0%	66.8%	65.5%
Effect of prior accident years’ reserve development	(9.7%)	(8.7%)	(5.2%)	(6.4%)
Net loss ratio	48.4%	59.3%	61.6%	59.1%
Underwriting expense ratio	32.1%	33.9%	34.3%	33.2%
Combined ratio	80.5%	93.2%	95.9%	92.3%
Segregated Portfolio Cell Reinsurance segment results include underwriting profit or loss plus investment results, net of U.S. federal income taxes of segregated portfolio cells in which we participate. For the fourth quarter, the segment reported a profit of $0.7 million compared to $0.2 million in last year’s fourth quarter. The fourth quarter of 2024 segment results improved reflecting an increase in reported loss activity during the prior year quarter; however, the full-year segment result was lower in 2024, reflecting an increase in severity-related claim activity.

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CORPORATE SEGMENT

	Three Months Ended December 31			Year Ended December 31
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net investment income	$35,890	$33,041	8.6%	$140,930	$126,130	11.7%
Equity in earnings (loss) of unconsolidated subsidiaries:
All other investments, primarily investment fund LPs/LLCs	4,986	1,452	243.4%	21,532	9,196	134.1%
Tax credit partnerships	834	(111)	851.4%	671	(2,405)	127.9%
Total equity in earnings (loss) of unconsolidated subsidiaries:	5,820	1,341	334.0%	22,203	6,791	226.9%
Net investment gains (losses)	(3,285)	8,322	(139.5%)	(7,206)	5,148	(240.0%)
Other income (expense)	9,208	2,960	211.1%	11,489	8,307	38.3%
Operating expenses	(10,194)	(9,184)	11.0%	(40,008)	(34,007)	17.6%
Interest expense	(5,339)	(6,672)	(20.0%)	(22,342)	(23,150)	(3.5%)
Income tax (expense) benefit	(2,566)	(3,356)	(23.5%)	(10,401)	545	2008.4%
Segment results	$29,534	$26,452	11.7%	$94,665	$89,764	5.5%
Consolidated effective tax rate	13.7%	34.5%		16.4%	1.4%
The Corporate segment, which includes investment results for our Specialty P&C and Workers’ Compensation Insurance segments, continues to contribute meaningfully to operating results and reported earnings of $29.5 million for the quarter.
•Net investment income: The current interest rate environment continues to benefit our net investment income, which increased again in the quarter, driven by higher average book yields on our fixed maturity investments. During the quarter, we reinvested at an average new money rate of approximately 5.8% for the consolidated portfolio, exceeding the rate on maturing assets and our consolidated average book yield of 3.5%.
•Equity in earnings of unconsolidated subsidiaries: Our investments in limited partnerships, typically reported to us on a one-quarter lag, continued to produce strong returns in the quarter and full-year.
•Other income (expense): Reflected changes in exchange rates for foreign currency denominated loss reserves, which are not included in our operating results.
•Operating expenses: The year-over-year increase in expenses in the quarter and full-year was largely due to higher compensation-related costs.
•Net investment gains and losses: While not included in our operating results, net investment losses in the quarter were driven by unrealized holding losses from changes in the fair value of our equity investments while net investment losses for the year largely were due to credit-related impairment losses and, to a lesser extent, net losses from the sale of certain available-for-sale fixed maturity securities.

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NON-GAAP FINANCIAL MEASURES
Non-GAAP Operating Income (Loss)
Non-GAAP operating income (loss) is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of the items listed in the following table that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with net income (loss) computed in accordance with GAAP. The following table reconciles net income (loss) to Non-GAAP operating income (loss):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
	Three Months Ended December 31		Year Ended December 31
($ in thousands, except per share data)	2024	2023	2024	2023
Net income (loss)	$16,169	$6,377	$52,744	$(38,604)
Items excluded in the calculation of Non-GAAP operating income (loss):
Net investment (gains) losses (1)	3,243	(10,672)	(1,903)	(13,828)
Net investment gains (losses) attributable to SPCs in which no profit/loss is retained (2)	30	1,504	1,773	2,925
Transaction-related costs (3)	—	—	320	—
Goodwill impairment	—	—	—	44,110
Foreign currency exchange rate (gains) losses (4)	(8,140)	3,484	(6,731)	2,993
Non-operating income (5)	—	(5,416)	—	(6,878)
Guaranty fund assessments (recoupments)	(2)	28	(873)	57
Non-core operations (6)	6,010	(217)	3,331	(1,683)
Pre-tax effect of exclusions	1,141	(11,289)	(4,083)	27,696
Tax effect, at 21% (7)	958	2,147	(69)	1,894
After-tax effect of exclusions	2,099	(9,142)	(4,152)	29,590
Non-GAAP operating income (loss)	$18,268	$(2,765)	$48,592	$(9,014)
Per diluted common share:
Net income (loss)	$0.31	$0.12	$1.03	$(0.73)
Effect of exclusions	0.05	(0.17)	(0.08)	0.56
Non-GAAP operating income (loss) per diluted common share	$0.36	$(0.05)	$0.95	$(0.17)
(1) Net investment gains (losses) recognized in earnings are primarily driven by changes in the value of investments that are marked to fair value each period, the nature and timing of which are unrelated to our normal operating results. Net investment gains (losses) for the year ended December 31, 2024 include the $6.5 million decrease to the contingent consideration liability during the second quarter of 2024. Net investment gains (losses) during the quarter and year ended December 31, 2023, include gains of $0.5 million and $5.0 million, respectively, related to the remeasurement of the contingent consideration liability to fair value. See further discussion around the contingent consideration in Notes 2 and 8 of the Notes to Consolidated Financial Statements in our December 31, 2024 report on From 10-K.
(2) Net investment gains (losses) on investments related to SPCs are recognized in our Segregated Portfolio Cell Reinsurance segment. SPC results, including any net investment gain or loss, that are attributable to external cell participants are reflected in the SPC dividend expense (income). To be consistent with our exclusion of net investment gains (losses) recognized in earnings, we are excluding the portion of net investment gains (losses) that is included in the SPC dividend expense (income) which is attributable to the external cell participants.
(3) Transaction-related costs are attributable to actuarial consulting fees paid during the second quarter of 2024 in relation to the final determination of contingent consideration associated with the NORCAL acquisition. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(4) Foreign currency exchange rate movements relate to foreign currency denominated loss reserves predominately associated with premium assumed from an international medical professional liability insured in our Specialty P&C segment. Our participation in this program has grown in recent years which has led to greater volatility in our results of operations even with nominal movements in exchange rates given the size of the reserve. We mitigate foreign exchange rate exposure on our Consolidated Balance Sheet by generally matching the currency and duration of associated investments to the corresponding loss reserves as well as utilizing foreign currency forward contracts. When we invest in foreign currency denominated available-for-sale fixed maturities, in accordance with GAAP, the change in market value due to changes in foreign currency exchange rates is reflected as a part of OCI. Conversely, the impact of changes in foreign currency exchange rates on loss reserves is reflected through net income (loss) as a component of other income (expense). Therefore, we believe foreign currency exchange rate gains (losses) in our Consolidated Statements of Income and Comprehensive Income in isolation are not indicative of our operating performance. To be consistent with our exclusion of foreign currency exchange rate gains (losses) recognized in earnings, we are excluding the associated foreign currency forward contract. Additional information regarding our foreign currency forward contract is provided in Note 11 of the Notes to the Consolidated Financial Statements in our December 31, 2024 report on From 10-K.
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(5) Non-operating income includes proceeds associated with the sale of our remaining ownership interest in the underwriting and operations entity associated with Syndicate 1729 to unrelated third parties recognized in other income in our Corporate segment. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(6) Non-core operations includes the net results from our Lloyd's Syndicates operations from our previous participation in Syndicate 1729 and Syndicate 6131 at Lloyd's of London, which is currently in run off. Net investment gains (losses) recognized in earnings associated with these investments are included in the adjustment for consolidated net investment gains (losses) as described in footnote 1. We are excluding these results from our Lloyd's Syndicates operations as they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP.
(7) Our statutory tax rate was applied to these items in calculating net income (loss), excluding the 2023 goodwill impairment loss which is not tax deductible. Changes in the contingent consideration liability are non-taxable and therefore had no associated income tax impact. The taxes associated with the net investment gains (losses) related to SPCs in our Segregated Portfolio Cell Reinsurance segment are paid by the individual SPCs and are not included in our consolidated tax provision or net income (loss); therefore, both the net investment gains (losses) from our Segregated Portfolio Cell Reinsurance segment and the adjustment to exclude the portion of net investment gains (losses) included in the SPC dividend expense (income) in the table above are not tax effected. There are no taxes associated with our Lloyd’s Syndicates operations in our consolidated tax provision due to the availability of net operating losses and the full valuation allowance recorded against the deferred tax assets. Accordingly, both the net investment gains (losses) and the adjustment to exclude the underwriting results and net investment income associated with our previous participation included in Lloyd's Syndicates operations in the table above are not tax effected.
Non-GAAP Operating ROE
The following table is a reconciliation of ROE to Non-GAAP operating ROE for the quarter and year ended December 31, 2024 and 2023:

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
ROE(1)	5.3%	2.4%	4.6%	(3.5%)
Effect of items excluded in the calculation of Non-GAAP operating ROE	0.7%	(3.4%)	(0.4%)	2.7%
Non-GAAP operating ROE	6.0%	(1.0%)	4.2%	(0.8%)
(1) Quarterly amounts are annualized. Refer to our December 31, 2024 report on Form 10-K under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

Non-GAAP Adjusted Book Value per Share
The following table is a reconciliation of our book value per share to Non-GAAP adjusted book value per share at December 31, 2024 and December 31, 2023:

Book Value Per Share
Book Value Per Share at December 31, 2023	$21.82
Less: AOCI Per Share(1)	(4.01)
Non-GAAP Adjusted Book Value Per Share at December 31, 2023	25.83
Increase (decrease) to Non-GAAP Adjusted Book Value Per Share during the year ended December 31, 2024 attributable to:
Net income (loss)	1.03
Non-GAAP Adjusted Book Value Per Share at December 31, 2024	26.86
Add: AOCI Per Share(1)	(3.37)
Book Value Per Share at December 31, 2024	$23.49
(1) Primarily the impact of accumulated unrealized investment gains (losses) on our available-for-sale fixed maturity investments. See Note 12 of the Notes to Consolidated Financial Statements in our December 31, 2024 report on Form 10-K for additional information.

SPECIALTY P&C SEGMENT KEY RATIOS
Our Specialty P&C segment results as reported for the three months and year ended December 31, 2024 and 2023 includes the underwriting results from our previous participation in Syndicate 1729 and Syndicate 6131 at Lloyd's of London, which is currently in run-off. Given these underwriting results are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP, we have excluded the impact from our calculation of Specialty P&C segment key ratios; however, these ratios should be considered in conjunction with ratios computed in accordance with GAAP. The following table is a reconciliation of our Specialty P&C segment key ratios to Non-GAAP adjusted ratios at December 31, 2024 and December 31, 2023:
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	Three Months Ended December 31
	2024				2023
	Segment As Reported	Lloyd’s Syndicates Operations		Non-GAAP Adjusted Ratios	Segment As Reported	Lloyd’s Syndicates Operations		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.7%	0.2	pts	82.9%	77.5%	0.5	pts	78.0%
Effect of prior accident years’ reserve development	(5.2%)	(3.5	pts)	(8.7%)	(0.7%)	(0.5	pts)	(1.2%)
Net loss ratio	77.5%	(3.3	pts)	74.2%	76.8%	—	pts	76.8%
Underwriting expense ratio	26.8%	(0.1	pts)	26.7%	28.1%	(0.1	pts)	28.0%
Combined ratio	104.3%	(3.4	pts)	100.9%	104.9%	(0.1	pts)	104.8%

	Year Ended December 31
	2024				2023
	Segment As Reported	Lloyd’s Syndicates Operations		Non-GAAP Adjusted Ratios	Segment As Reported	Lloyd’s Syndicates Operations		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.3%	0.5	pts	82.8%	82.6%	0.9	pts	83.5%
Effect of prior accident years’ reserve development	(5.0%)	(0.9	pts)	(5.9%)	0.1%	(0.4	pts)	(0.3%)
Net loss ratio	77.3%	(0.4	pts)	76.9%	82.7%	0.5	pts	83.2%
Underwriting expense ratio	27.2%	(0.1	pts)	27.1%	25.8%	(0.2	pts)	25.6%
Combined ratio	104.5%	(0.5	pts)	104.0%	108.5%	0.3	pts	108.8%
Conference Call Information
ProAssurance management will discuss fourth quarter and full year 2024 results during a conference call at 10:00 a.m. ET on Tuesday, February 25, 2025. Preregistration for the call is available at https://www.netroadshow.com/events/login?show=8579b77e&confId=78143 and the dial-in numbers are (833) 470-1428 (toll free) or (404) 975-4839, access code 927016.
Investors are encouraged to listen to the live audio webcast, at https://events.q4inc.com/attendee/675415924, of the call that can also be accessed via the Events page of the Company’s website. A replay of the call will be available at the same location later in the day on February 25.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. The Company also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance Group is rated “A” (Excellent) by AM Best.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, visit our website at https://ProAssuranceGroup.com with investor content available at https://Investor.ProAssurance.com. Our YouTube channel regularly presents insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Any statements in this news release that are not historical facts or explicitly stated as an opinion are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.
Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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